                                                                      Exhibit 99

FABRI-CENTERS OF AMERICA, INC.
EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN


FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1997 AND 1996
TOGETHER WITH REPORT OF
INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Advisory Committee of
Fabri-Centers of America, Inc. Employees'
Savings and Profit-Sharing Plan:

We have audited the accompanying statements of net assets of Fabri-Centers of America, Inc. Employees' Savings and Profit-Sharing Plan (the Plan) as of December 31, 1997 and 1996, and the related statement of changes in net assets for the year ended December 31, 1997, as listed in the accompanying index. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Plan as of December 31, 1997 and 1996, and the changes in its net assets for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes (Schedule I) and reportable transactions (Schedule II), as listed in the accompanying index, are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Cleveland, Ohio,
  April 30, 1998.

                         FABRI-CENTERS OF AMERICA, INC.
                         ------------------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------


                         INDEX TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1997
                               -----------------


Statement of Net Assets as of December 31, 1997

Statement of Net Assets as of December 31, 1996

Statement of Changes in Net Assets for the Year Ended December 31, 1997

Notes to Financial Statements

Schedule I-Item 27a--Schedule of Assets Held for Investment Purposes as of December 31, 1997

Schedule II-Item 27d--Schedule of Reportable Transactions for the Year Ended December 31, 1997

                         FABRI-CENTERS OF AMERICA, INC.
                         ------------------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------


                             STATEMENT OF NET ASSETS
                             -----------------------

                             AS OF DECEMBER 31, 1997
                             -----------------------

                                                                           Participant Directed
                                         -----------------------------------------------------------------------------------------
                                                          Fidelity                                                     Company
                                         Stock Index      Magellan      EB Magic      Intermediate      Company         Stock
                                             Fund           Fund          Fund        Income Fund     Stock Fund A      Fund B
                                         -------------  ------------- -------------  ---------------  -------------  -------------

ASSETS:
   Cash and cash equivalents             $              $              $              $                $   125,088   $
                                               -              -              -               -                             41,801

   Investments, at market-
     Corporate stocks                          -              -              -               -           5,054,181      1,992,482
     Key Bank-
       Victory Stock Index Fund            6,478,627          -              -               -               -              -
       Prism Fidelity Magellan Fund            -          4,045,076          -               -               -              -
       Prism Magic Fund                        -              -          4,225,657           -               -              -
       Prism Money Market Fund                 -              -            641,657           -               -              -
       Victory Intermediate Income Fund        -              -              -           1,840,669           -              -
       Loan Fund                               -              -              -               -               -              -
                                         -------------  ------------   -------------  -------------   -------------  ------------
                                           6,478,627      4,045,076      4,867,314       1,840,669       5,054,181      1,992,482

   Employer contributions receivable           -              -              -               -               -              -
   Participant contributions receivable       26,486         19,581         15,284           9,691          25,585          5,973
                                         -------------  ------------   -------------  -------------   -------------  ------------

         Total assets                      6,505,113      4,064,657      4,882,598       1,850,360       5,204,854      2,040,256
                                         -------------  ------------   -------------  -------------   -------------  ------------

LIABILITIES:
   Accrued administrative expenses             3,595          2,471          2,151           1,308           4,465          1,874
                                         -------------  ------------   -------------  -------------   -------------  ------------

NET ASSETS                                $6,501,518     $4,062,186     $4,880,447      $1,849,052      $5,200,389     $2,038,382
                                         =============  ============   =============  =============   =============  ============

                                                                         Nonparticipant Directed
                                         ----------------------------------------------------------
                                             Stock          Stock         Company       Company
                                           Ownership      Ownership     Stock Fund       Stock       Participant
                                            Fund A         Fund B            A           Fund B         Loans           Total
                                         -------------- --------------  ------------  ------------- --------------  --------------

ASSETS:
   Cash and cash equivalents                $  3,188       $  3,099      $             $               $             $
                                                                             94,364        68,201         4,975          340,716

   Investments, at market-
     Corporate stocks                        293,818        272,668       3,812,804     3,250,892         -           14,676,845
     Key Bank-
       Victory Stock Index Fund                -              -               -             -             -            6,478,627
       Prism Fidelity Magellan Fund            -              -               -             -             -            4,045,076
       Prism Magic Fund                        -              -               -             -             -            4,225,657
       Prism Money Market Fund                 -              -               -             -             -              641,657
       Victory Intermediate Income Fund        -              -               -             -             -            1,840,669
       Loan Fund                               -              -               -             -           402,844          402,844
                                           -----------   ------------   ------------  -------------   -----------  --------------
                                             293,818        272,668       3,812,804     3,250,892       402,844       32,311,375

   Employer contributions receivable           -              -              16,690        16,587         -               33,277
   Participant contributions receivable        -              -               -             -             -              102,600
                                           -----------   ------------   ------------  -------------   -----------  --------------

         Total assets                        297,006        275,767       3,923,858     3,335,680       407,819       32,787,968
                                           -----------   ------------   ------------  -------------   -----------  --------------

LIABILITIES:
   Accrued administrative expenses             -              -               3,480         3,057         -               22,401
                                           -----------   ------------   ------------  -------------   -----------  --------------

NET ASSETS                                  $297,006       $275,767      $3,920,378    $3,332,623      $407,819      $32,765,567
                                           ===========   ============   ============  =============   ===========  ==============


                 The accompanying notes to financial statements
                    are an integral part of this statement.

                         FABRI-CENTERS OF AMERICA, INC.
                         ------------------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------


                             STATEMENT OF NET ASSETS
                             -----------------------

                             AS OF DECEMBER 31, 1996
                             -----------------------

                                                                              Participant Directed

                                           -----------------------------------------------------------------------------------------
                                                              Fidelity                    Intermediate      Company       Company
                                            Stock Index       Magellan      EB Magic         Income          Stock         Stock
                                                Fund            Fund          Fund            Fund           Fund A        Fund B
                                           --------------   ------------  ------------   --------------   ------------  ------------

ASSETS:
   Investments, at market-
     Corporate stocks                       $       -       $      -      $      -       $       -          $3,467,393    $1,782,558
     Insurance company investment contracts         -              -           700,000           -               -             -
     Key Bank-
       Prism Fidelity Magellan Fund                 -          2,830,066         -               -               -             -
       Victory Stock Index Fund                 4,108,003          -             -               -               -             -
       Prism Magic Fund                             -              -         4,170,205           -               -             -
       Victory Intermediate Income Fund             -              -             -           1,387,723           -             -
       Loan Fund                                    -              -             -               -               -             -
                                            --------------  ------------- -------------   -------------   ------------- ------------
                                                4,108,003      2,830,066     4,870,205       1,387,723       3,467,393     1,782,558

   Employer contributions receivable                -              -             -               -               -             -
   Participant contributions receivable            25,371         18,156        14,507          10,625          26,581         4,160
   Accrued interest receivable                         11             20            29               4           -             -
                                            --------------  ------------- -------------   -------------   ------------- ------------

         Total assets                           4,133,385      2,848,242     4,884,741       1,398,352       3,493,974     1,786,718
                                            --------------  ------------- -------------   -------------   ------------- ------------

LIABILITIES:
   Accrued administrative expenses                  3,638          2,547         3,638           1,273           2,351         1,254
                                            --------------  ------------- -------------   -------------   ------------- ------------

NET ASSETS                                  $   4,129,747    $ 2,845,695   $ 4,881,103     $ 1,397,079      $3,491,623    $1,785,464
                                            ==============  ============= =============   =============   ============= ============

                                                               Nonparticipant Directed

                                             ---------------------------------------------------------
                                                 Stock            Stock       Company       Company
                                               Ownership        Ownership      Stock         Stock       Participant
                                                Fund A           Fund B        Fund A        Fund B         Loans          Total
                                             -------------   -------------  -----------   ------------  -------------  -------------

ASSETS:
   Investments, at market-
     Corporate stocks                           $229,341       $218,796      $2,702,346    $2,353,307      $  -          $10,753,741
     Insurance company investment contracts        -              -               -             -             -              700,000
     Key Bank-
       Prism Fidelity Magellan Fund                -              -               -             -             -            2,830,066
       Victory Stock Index Fund                    -              -               -             -             -            4,108,003
       Prism Magic Fund                            -              -               -             -             -            4,170,205
       Victory Intermediate Income Fund            -              -               -             -             -            1,387,723
       Loan Fund                                   -              -               -             -           209,695          209,695
                                              -----------    ------------  -------------  ------------    ----------   -------------
                                                 229,341        218,796       2,702,346     2,353,307       209,695       24,159,433

   Employer contributions receivable               -              -              16,039        15,160         -               31,199
   Participant contributions receivable            -              -               -             -             1,612          101,012
   Accrued interest receivable                     -              -               -             -               501              565
                                              -----------    ------------  -------------  ------------    ----------   -------------

         Total assets                            229,341        218,796       2,718,385     2,368,467       211,808       24,292,209
                                              -----------    ------------  -------------  ------------    ----------   -------------

LIABILITIES:
   Accrued administrative expenses                 -              -              1,832         1,656          -               18,189
                                              -----------    ------------  -------------  ------------    ----------   -------------

NET ASSETS                                      $229,341       $218,796      $2,716,553    $2,366,811      $211,808      $24,274,020
                                              ===========    ============  =============  ============    ==========   =============


                 The accompanying notes to financial statements
                    are an integral part of this statement.

                         FABRI-CENTERS OF AMERICA, INC.
                         ------------------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------


                       STATEMENT OF CHANGES IN NET ASSETS
                       ----------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------


                                                                               Participant Directed

                                              --------------------------------------------------------------------------------------
                                                 Stock        Fidelity                     Intermediate      Company        Company
                                                 Index        Magellan       EB Magic       Income            Stock          Stock
                                                  Fund          Fund           Fund          Fund             Fund A         Fund B
                                              ------------  ------------   ------------   --------------   -----------   -----------

INCREASES:
   Interest and dividend income               $    450,519    $     3,558   $  167,426      $    94,449    $     5,996   $     2,270
   Employer contributions                            -              -            -                -              -             -
   Participant contributions                       979,546        684,331      434,810          286,815        840,685       162,140
   Net realized gains on sale of investments       181,945         77,280       48,484            1,004         54,193       106,028
   Net unrealized gains on investments             835,638        677,765      212,000           16,521      1,277,449       419,512
                                              -------------  ------------- -------------   -------------   ------------- -----------
                                                 2,447,648      1,442,934      862,720          398,789      2,178,323       689,950
                                              -------------  ------------- -------------   -------------   ------------- -----------

DECREASES:
   Distributions to former participants            335,693        218,080      710,647           84,116        305,590       148,882
   Administrative expenses                          13,393          8,961        8,474            5,106         25,437        10,834
   Other                                             -              -            -                -              1,184         -
                                              -------------  ------------- -------------   -------------   ------------- -----------
                                                   349,086        227,041      719,121           89,222        332,211       159,716
                                              -------------  ------------- -------------   -------------   ------------- -----------

NET INCREASE FOR THE YEAR                        2,098,562      1,215,893      143,599          309,567      1,846,112       530,234

BALANCE, BEGINNING OF YEAR                       4,129,747      2,845,695    4,881,103        1,397,079      3,491,623     1,785,464


NET INTERFUND TRANSFERS                            273,209            598     (144,255)         142,406       (137,346)    (277,316)
                                              -------------  ------------- -------------   -------------   ------------- -----------

BALANCE, END OF YEAR                           $ 6,501,518    $ 4,062,186   $4,880,447      $ 1,849,052     $5,200,389   $2,038,382
                                              =============  ============= =============   =============   ============= ===========

                                                             Nonparticipant Directed

                                              -------------------------------------------------------
                                                Stock          Stock          Company       Company
                                               Ownership     Ownership         Stock          Stock      Participant
                                                Fund A         Fund B          Fund A         Fund B         Loans          Total
                                              ------------ --------------  ------------   -----------   ------------   -------------

INCREASES:
   Interest and dividend income               $      31       $      38      $    4,523    $    3,704      $ 24,842      $   757,356
   Employer contributions                         -               -             440,052       419,339         -              859,391

   Participant contributions                      2,875           2,875           -             -             -            3,394,077
   Net realized gains on sale of investments     16,080          14,435          40,882       172,993         -              713,324
   Net unrealized gains on investments           69,971          59,352         963,689       684,468         -            5,216,365
                                              -----------    ------------  -------------  ------------   -----------   -------------
                                                 88,957          76,700       1,449,146     1,280,504        24,842       10,940,513
                                              -----------    ------------  -------------  ------------   -----------   -------------

DECREASES:
   Distributions to former participants          21,292          19,729         230,533       242,914        19,047        2,336,523
   Administrative expenses                        -               -              19,190        17,676         -              109,071
   Other                                          -               -               -               577         1,611            3,372
                                              -----------    ------------  -------------  ------------   -----------   -------------
                                                 21,292          19,729         249,723       261,167        20,658        2,448,966
                                              -----------    ------------  -------------  ------------   -----------   -------------

NET INCREASE FOR THE YEAR                        67,665          56,971       1,199,423     1,019,337         4,184        8,491,547

BALANCE, BEGINNING OF YEAR                      229,341         218,796       2,716,553                     211,808       24,274,020
                                                                                            2,366,811

NET INTERFUND TRANSFERS                           -               -               4,402       (53,525)      191,827            -
                                              -----------    ------------  -------------  ------------   -----------   -------------

BALANCE, END OF YEAR                          $ 297,006       $ 275,767      $3,920,378    $3,332,623      $407,819      $32,765,567
                                              ===========    ============  =============  ============   ===========   =============


                 The accompanying notes to financial statements
                    are an integral part of this statement.

                         FABRI-CENTERS OF AMERICA, INC.
                         ------------------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                           DECEMBER 31, 1997 AND 1996
                           --------------------------


1. SUMMARY OF PLAN:
   ----------------

The original Fabri-Centers of America, Inc. Employees' Profit-Sharing Plan was adopted as of September 1, 1974, and has been amended on occasion in order to, among other things, maintain compliance with the requirements of the Employee Retirement Income Security Act of 1974 (ERISA). Effective January 1, 1983, the plan was amended, restated and renamed the Fabri-Centers of America, Inc. Employees' Savings and Profit-Sharing Plan (the Plan), which included a payroll-based employee stock ownership feature (PAYSOP). Effective August 2, 1995, the Plan was amended to reflect the recapitalization of the Fabri-Centers of America, Inc. common stock, whereby each existing common share was exchanged for one Class A share and one Class B share. Effective July 1, 1996, the Plan was amended into the form of the Prism Prototype Retirement Plan and Trust. This amendment allowed participants to make investment election changes on a monthly basis in addition to allowing participant loans against their existing accounts, subject to certain limitations. The principal provisions of the Plan are as follows:

Eligibility
-----------

All active employees of Fabri-Centers of America, Inc. (the Company) and wholly owned subsidiaries that have adopted the Plan, who have been continuously employed as employees of the Company for a period of one year, have attained the age of 21, have completed at least 1,000 hours of service and are not members of a recognized collective bargaining organization, are eligible to participate in the Plan.

Deferred Income Contributions
-----------------------------

Pursuant to a Salary Reduction Agreement permitted under Section 401(k) of the Internal Revenue Code (IRC), plan participants may elect to defer from 1% to 10% of their compensation, subject to an annual limitation under the IRC, and such amounts will be contributed to the Plan by the Company as deferred income contributions.

Employer Matching Contributions
-------------------------------

The Company will contribute to the Plan, subject to the forfeiture provision outlined below, an adjustable percentage of the deferred income contributions made by participants, (up to a 4% employee deferred compensation contribution), as well as such additional amounts as the Board of Directors may determine. These contributions are allocated among participants in proportion to the deferred income contributions made on their behalf for such period and credited to their separate accounts.

The Company's matching contribution can range from 0% to 100% and can be modified prior to the beginning of a month by the Company. For the 1997 and 1996 plan years, the Company's matching contribution was 50% of the first 4% contributed by the participant. All company matching contributions are in the form of common stock of the Company and are invested in the Company Stock Fund A and Company Stock Fund B.

Company contributions are funded only to the extent that they exceed cumulative forfeitures of participants terminated from the Plan. Such forfeitures amounted to approximately $30,000 in 1997.

Investment of Employee Contributions
------------------------------------

Under the Plan, each participant selects the manner in which deferred income contributions to their account are to be invested. Contributions are invested in 5% increments, up to 100%, in any one of the following investment options:

     a. Victory Stock Index Fund -- Investments are made in a portfolio of stocks attempting to match the Standard & Poor's 500 index with a rate of return that may fluctuate substantially and providing for no guarantee against loss. There are 1,706 participants in this fund.

     b. Prism Fidelity Magellan Fund -- Investments are made in common stocks of domestic, foreign and multi-national companies believed to have growth potential and providing for no guarantee against loss.
         There are 1,304 participants in this fund.

     c. Prism EB Magic Fund -- Investments are made in investment contracts issued by insurance companies and banks providing for stability of principal and attractive rates of interest. There are 1,094 participants in this fund.

     d. Victory Intermediate Income Fund -- Investments are made in investment-grade debt securities issued by corporations and obligations of the U.S. Government and its agencies or instrumentalities dependent upon the prevailing interest rates and providing for a lower risk of loss. There are 1,048 participants in this fund.

     e. Company Stock Fund A -- Investments are made in Fabri-Centers of America, Inc. Class A common stock and providing for no guarantee against loss. There are 2,291 participants in this fund.

     f. Company Stock Fund B -- Investments are made in Fabri-Centers of America, Inc. Class B common stock and providing for no guarantee against loss. There are 2,475 participants in this fund.

A participant may change his investment election with respect to future contributions and, separately, past contributions on a monthly basis.

PAYSOP Contributions
--------------------

Prior to February 1, 1987, the Company made PAYSOP contributions to the Stock Ownership Fund for each year in an amount equal to the tax credit available under Section 44G of the IRC. This tax credit was eliminated by the Tax Reform Act of 1986 and, therefore, the Company no longer makes PAYSOP contributions. Distributions of the PAYSOP account balances to terminated participants are made in shares of Company common stock unless otherwise specified by the participant. There are 419 participants with account balances in the PAYSOP A and PAYSOP B Funds.

Vesting Requirements
--------------------

Participants' deferred income contributions and the Company's PAYSOP contributions, together with earnings thereon, vest immediately. All other Company contributions, plus earnings thereon, vest over a four-year period based on years of service, as defined by the Plan agreement. A participant's entire interest in the Plan becomes fully vested upon his death while employed, attainment of age 65 or permanent and total disability.

Trustee's Fees and Other Expenses
---------------------------------

Costs incident to the purchase and sale of securities, such as brokerage commissions and stock transfer taxes, are paid by the respective funds, unless otherwise paid by the Company. All other costs and expenses incurred in administering the Plan, including fees of the trustee, are paid by the Plan, unless otherwise paid by the Company. During 1997 and 1996, all trustee fees and other administrative expenses were paid by the Plan.

Termination
-----------

Although it has not expressed any intent to do so, the Board of Directors, without further approval of shareholders, has the right under the Plan to discontinue its contributions at any time and to terminate the Plan, subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

2. SIGNIFICANT ACCOUNTING POLICIES:
   --------------------------------

Basis of Accounting
-------------------

The accompanying financial statements are prepared on the accrual basis of accounting.

Valuation of Investments

The assets included in the Statements of Net Assets are stated at their market values as of December 31, 1997 and 1996. Schedule I summarizes the Plan's investments held at December 31, 1997.

Estimates
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. TAX STATUS:
   -----------

The Internal Revue Service has determined and informed the Company, by letter dated March 4, 1997, that the Plan is designed in accordance with applicable sections of the IRC.

4. INFORMATION CERTIFIED BY TRUSTEE:
   ---------------------------------

The trustee, Key Trust Company of Ohio, N.A., maintains records of investment transactions and participant accounts and determines the valuation of the investment portfolio of each fund. Information with respect to (1) investments included in the Statements of Net Assets and the Schedule of Assets Held for Investment Purposes (Schedule I), (2) all items included in the Statement of Changes in Net Assets, and (3) the Schedule of Reportable Transactions (Schedule
II) has been certified by the trustee as being complete and accurate.

5. PARTY-IN-INTEREST TRANSACTIONS:
   -------------------------------

During the years ended December 31, 1997 and 1996, there were no prohibited transactions with a party-in-interest, as defined by ERISA.

6. REPORTABLE TRANSACTIONS:
   ------------------------

Schedule II summarizes the Plan's reportable transactions for the year ended December 31, 1997. As defined by ERISA, a reportable transaction is a transaction or series of transactions in one security involving amounts in excess of 5% of the market value of the Plan's net assets as of the beginning of the Plan year.

7. CONFEDERATION LIFE INSURANCE CONTRACTS:
   ---------------------------------------

On August 12, 1994, the Canadian Superintendent of Financial Institutions took control of the Confederation Life Insurance Company (Confederation Life) with the intent of liquidating Confederation Life's assets. As shown in the Statement of Net Assets as of December 31, 1996, the Plan held insurance contracts with a total cost of $700,000. During 1997, the Company agreed to a rehabilitation plan whereby the Plan received the original cost of the contracts held, plus a portion of the interest earned. At December 31, 1997, any funds not withdrawn by terminated participants or transferred to other funds by active participants are invested in the Prism Money Market Fund, as reflected in the Statement of Net Assets as of December 31, 1997. Any funds remaining in the Prism Money Market Fund at December 31, 1998 will be automatically invested in the Prism Magic Fund by the trustee.

                                                                      SCHEDULE I

                         FABRI-CENTERS OF AMERICA, INC.
                         ------------------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------


            ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
            ---------------------------------------------------------

                             AS OF DECEMBER 31, 1997
                             -----------------------


                   EMPLOYER IDENTIFICATION NUMBER: 34-0720629
                   ------------------------------------------

                                PLAN NUMBER: 001
                                ----------------

                                                                    Number of                         Market
                           Description                               Shares           Cost            Value
------------------------------------------------------------------- ----------   --------------  --------------

Victory Stock Index Fund                                              346,451     $  4,637,280     $  6,478,627
Prism Fidelity Magellan Fund                                          290,835        3,135,933        4,045,076
Prism Magic Fund                                                      348,295        3,872,529        4,225,657
Prism Money Market Fund                                                56,380          624,497          641,657
Victory Intermediate Income Fund                                      191,537        1,816,048        1,840,669
Fabri-Centers of America, Inc. Class A common stock                   410,559        4,748,509        9,160,803
Fabri-Centers of America, Inc. Class B common stock                   266,630        2,582,800        5,516,042
EB Money Market Fund                                                  335,741          335,741          335,741
*Loan Fund, interest rates varying from 9.25% to 9.5%                 402,844          402,844          402,844
                                                                                 ---------------  -------------

             Total investments                                                     $22,156,181      $32,647,116
                                                                                 ===============  =============

*Represents a party-in-interest



  The accompanying notes to financial statements are an integral part of this schedule.

                                                                     SCHEDULE II


                         FABRI-CENTERS OF AMERICA, INC.
                         ------------------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------


                  ITEM 27d--SCHEDULE OF REPORTABLE TRANSACTIONS
                  ---------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------


                   EMPLOYER IDENTIFICATION NUMBER: 34-0720629
                   ------------------------------------------

                                PLAN NUMBER: 001
                                ----------------

                                                                    Number of     Purchase/Sale    Cost of         Net
                      Description                                 Transactions        Cost          Asset         Gain
   ------------------------------------------------------------  --------------  --------------  -----------   ----------
   SALES:
      Employee Benefits Money Market Fund                               136         $1,580,631    $1,580,631   $    -
      Prism Fidelity Magellan Fund                                       97            515,087       437,806       77,281
      Victory Stock Index Fund                                           90            588,651       406,705      181,946
      Prism Magic Fund                                                   86            769,882       724,385       45,497
      EB Money Market Fund                                              218          1,518,606     1,518,606        -

   PURCHASES:
      Employee Benefits Money Market Fund                                91          1,916,372     1,916,372        -
      Prism Fidelity Magellan Fund                                       68            975,050       975,050        -
      Victory Stock Index Fund                                           90          1,941,691     1,941,691        -
      Prism Magic Fund                                                   71            584,998       584,998        -
      EB Money Market Fund                                              131          1,120,638     1,120,638        -


  The accompanying notes to financial statements are an integral part of this schedule.